Exhibit D

OTHER FUNDS SUBADVISED BY
MARSICO CAPITAL MANAGEMENT, LLC

	MCM ASSETS
	as of 06/30/07	SUB-ADVISORY FEE
CLIENT	($ million)	PAID TO MCM
AEGON/Transamerica & Transamerica IDEX
ATST Marsico Growth Fund	$615.4	0.40%
TA/IDEX Marsico International Growth Fund	$485.0	0.50% on first $300 million
		0.45% on > $300 - $400 million
		0.40% on > $400 million - $1 billion
		0.35% on assets > $1 billion
TA/IDEX Marsico Growth Fund	$340.0	0.40%
Advanced Series Trust /Prudential Investments
AST Marsico Capital Growth	$4,892.5	0.40% on first $1.5 billion
AST Advanced Strategies Portfolio*	$164.9	0.35% on all assets > $1.5 billion
Target Portfolio Trust - Large Cap Growth*	$160.7
Target Conservative Allocation Fund*	$19.1
Target Moderate Allocation Fund*	$62.7
Target Growth Allocation Fund*	$68.3
Prudential Series Fund Global Portfolio*	$230.3
AST International Growth Portfolio*	$777.9	0.45% on first $500 million
PSF SP International Growth Portfolio*	$154.4	0.40% from $500 million - $1 billion
		0.35% on assets > $1 billion

	MCM ASSETS
	as of 06/30/07	SUB-ADVISORY FEE
CLIENT	($ million)	PAID TO MCM
AXA Equitable Funds
AXA Premier VIP International Equity Fund*	$892.0	0.50%
AXA Premier VIP Aggressive Equity Portfolio*	$639.3	0.27%
EQ/Marsico Focus Portfolio	$3,869.9	0.45% on first $400 million
EQ Market PLUS Large Cap Growth Portfolio	$263.8	0.40% on assets > $400 million - $1 billion
		0.375% on assets > $1 billion - $1.5 billion
		0.35% on assets > $1.5 billion
Columbia Funds (formerly Nations Funds)
Columbia Marsico Focused Equities Master Portfolio	$4,723.7	0.45%
Columbia Marsico Growth Master Portfolio	$6,263.2
Columbia Marsico 21st Century Master Portfolio	$6,196.4
Columbia Marsico International Opportunities Fund	$3,193.3
Columbia Multi-Advisor International Equity Fund*	$1,335.7
Columbia Marsico Focused Equities Fund, Variable Series	$196.6
Columbia Marsico Growth Fund, Variable Series	$771.9
Columbia Marsico 21st Century Fund, Variable Series	$58.1
Columbia Marsico Int'l Opportunities Fund, Variable Series	$504.2
Diversified Investors Funds Group
Diversified Investors Equity Growth Fund*	$979.3	0.30% on first $1 billion
		0.25% on > $1 billion - $2 billion
		0.27% for entire portfolio if portfolio > $2 billion

	MCM ASSETS
	as of 06/30/07	SUB-ADVISORY FEE
CLIENT	($ million)	PAID TO MCM
Russell Investment Company
Equity I Fund*	$187.1	0.325% on first $500 million
Diversified Equity Fund*	$440.8	0.275% on assets > $500 million - $750 million
		0.225% on assets> $750 million
International Fund*	$207.9	0.45% on first $750 million
International Securities Fund*	$398.7	0.40% on assets > $750 million - $1.5 billion
		0.35% on assets > $1.5 billion
GuideStone Funds
Growth Equity Fund*	$406.5	0.45% on first $400 million
		0.40% on assets > $400 million
Harbor Fund
Harbor International Growth Fund	$788.2	0.45% on first $250 million
		0.40% on assets > $250 million - $500 million
		0.35% on assets > $500 million
ING Investors Trust
ING Marsico Growth Portfolio	$914.4	0.45% on first $500 million
ING Marsico International Opportunities Portfolio	$419.8	0.40% on > $500 million - $1.5 billion
		0.35% on assets > $1.5 billion
Lincoln Variable Insurance Products Trust
LVIP Marsico International Growth Fund	$161.9	0.50%
John Hancock Trust
International Opportunities Trust	$858.0	0.45% on first $750 million
		0.40% on > $750 million - $1.5 billion
(Funds II) International Opportunities Fund	$785.5	0.35% on assets > $1.5 billion
Masters Select Funds Trust
Masters Select International Fund*	$292.0	0.50%
Merrill Lynch/Black Rock
Marsico Growth FDP Fund of FDP Series, Inc.	$150.2	0.40%
Roszel/Marsico Large Cap Growth Portfolio	$40.4	0.40%

	MCM ASSETS
	as of 06/30/07	SUB-ADVISORY FEE
CLIENT	($ million)	PAID TO MCM
Optimum Fund Trust
Optimum Large Cap Growth Fund*	$437.8	0.50% on first $300 million
		0.45% on assets > $300 million - $400 million
		0.40% on assets > $400 million
RiverSource
RiverSource International Equity Fund*	$108.1	0.55% on first $100 million
		0.45% on assets > $100 million
SunAmerica
Focused Series Large Cap Growth Portfolio*	$380.3	0.40%
Focused Series Growth and Income Portfolio*	$137.3	0.45%
Focused Series International Equity Portfolio*	$125.0	0.45%
Seasons Series Trust Focus Growth Portfolio*	$40.8	0.40%
Seasons Series Trust Focus Growth & Income Portfolio*	$27.1	0.45%
SunAmerica Series Trust Marsico Focused Growth Portfolio	$145.1	0.45%
SunAmerica Focused Alpha Growth Fund*	$274.6	0.40%
SunAmerica Focused Alpha Large-Cap Fund*	$100.4	0.40%
UBS Pace Select Advisors Trust
UBS Pace Large Company Growth Equity Investments Fund*	$476.8	0.30%
USAA
USAA Growth Fund*	$339.5	0.35%
USAA Aggressive Growth Fund	$1,250.2	0.35%
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*	Denotes multi-manager fund. Assets reflect the MCM-managed portion.